Exhibit 21.1

Subsidiaries of Delta Financial Corporation

Name	State of Incorporation
Delta Funding Corporation	New York
Fidelity Mortgage Inc.	Delaware
DFC Financial Corporation	Delaware
DF Special Holdings Corporation	Delaware
Continental Property Management Corp.	New York
DFC 1999-A Corp.	Delaware
DFC Receivables Company, L.L.C.	Delaware
DFC 2000-B Corp.	Delaware
DFC Financial of Canada Limited	Ontario, Canada
DFC Funding of Canada Limited	Ontario, Canada
DFC Servicing Receivables Corp.	Delaware
DFC Servicing Receivables Company, L.L.C.	Delaware
DFC Holding-A Corp.	Delaware
DFC Funding Corporation	Delaware
DFC Acceptance Corporation	Delaware
Delta Funding Residual Holding Trust 2000-1	Delaware
Delta Funding Residual Holding Trust 2000-2	Delaware
Renaissance Mortgage Acceptance Corp.	Delaware
Renaissance NIM Trust 2002-A	Delaware
Renaissance NIM Trust 2002-C	Delaware
Renaissance NIM Trust 2002-D	Delaware
Renaissance NIM Trust 2003-A	Delaware
Renaissance NIM Trust 2003-B	Delaware
Renaissance NIM Trust 2003-C	Delaware
Renaissance NIM Trust 2003-D	Delaware
Renaissance NIM Trust 2004-A	Delaware
Renaissance NIM Trust 2004-B	Delaware
Renaissance NIM Trust 2004-C	Delaware
Renaissance NIM Trust 2004-D	Delaware
DFC 2003-A Corp.	Delaware
DFC 2003-B Corp.	Delaware